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                                 EXHIBIT 99(A)



              FORM OF PROXY OF FIRST FAMILY FINANCIAL CORPORATION





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                                           SOLICITED BY
                                           THE BOARD OF
                                           DIRECTORS
                                     PROXY

                       FIRST FAMILY FINANCIAL CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                            _________________, 1996


         The undersigned hereby appoints _________________________ and _________________________, and either of them, or such other persons as the board of directors of First Family Financial Corporation ("First Family"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First Family at the special meeting of stockholders to be held on __________________, 1996, and at any and all adjournments thereof.

                                             FOR        AGAINST     ABSTAIN
1.   To ratify and approve the Agreement  ---------   ----------  -----------
     and Plan of Merger dated as of
     July 19, 1996, pursuant to which
     First Family will be merged with     ---------   ----------  -----------
     and into The Colonial BancGroup,
     Inc.

                                             FOR        AGAINST     ABSTAIN

2.   To approve an adjournment of the     ---------   ----------  -----------
     special meeting, if necessary, in
     order to solicit additional proxies
     in favor of Agreement and Plan of    ---------   ----------  -----------
     Merger dated as of July 19, 1996.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FAMILY AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.



                       DATED: _____________________________________, 1996


                       PHONE NO: ________________________________________


                       __________________________________________________
                       (Signature of Stockholder)


                       __________________________________________________
                       (Signature of Stockholder, if more than one)


                       Please sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer.